EXHIBIT 10.2

WAIVER AGREEMENT

This letter agreement (this “Agreement”) is entered into as of July 18, 2025, by and between Classover Holdings, Inc., a Delaware corporation (the “Company”), and Solana Growth Ventures LLC (the “Investor”), with reference to the following facts:

A. Reference is made to (i) that certain Securities Purchase Agreement, dated as of May 30, 2025 (the “Purchase Agreement”), by and between the Company and the Investor, pursuant to which, among other things, the Company may sell to the Investor up to $500.0 million of Senior Secured Convertible Notes of the Company and (ii) that certain Registration Rights Agreement, dated as of June 6, 2025 (the “Registration Rights Agreement”) by and between the Company and the Investor. Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Rights Agreement.

B. The Company desires to obtain a waiver from the Investor to delay the Company’s obligations under Section 2(a) of the Registration Rights Agreement to file the initial Registration Statement registering the resale of the Registrable Securities such that (x) the Filing Deadline shall be extended from 45 calendar days after the Closing Date to 75 calendar days after the Closing Date and (y) the Effectiveness Deadline shall be extended from 135 calendar days after the Closing Date to 150 calendar days after the Closing Date (the “Waiver”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Investor agree as follows:

1. Waiver. The Investor hereby agrees to the Waiver as of the date hereof.

2. Limitation of Waiver. The Waiver set forth in this Agreement constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Investor would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents (as defined in the Purchase Agreement) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the second business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

5. Miscellaneous Provisions. Articles 8 of the Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: CLASSOVER HOLDINGS, INC.

By:	/s/ Hui Luo
Name: Hui Luo
Title: Chief Executive Officer

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IN WITNESS WHEREOF, Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

INVESTOR: SOLANA GROWTH VENTURES LLC

By:	/s/ Steven Oliveira
Name: Steven Oliveira
Title: Manager

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